THE CHINA FUND, INC. (CHN)

The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	41.21
Market price	US$	32.90
Premium/(discount)		(20.17%)
Fund size	US$	748.1m

Source: State Street Corporation

At 29 February 2008	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	8.4	8.4
Year to date	(7.9)	(8.8)
One year	54.7	29.5
Three years %pa	37.1	23.9

  Past performance is not a guide to future returns.
  Source: State Street Corporation. NAV-NAV performance.
* Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
Treading a path between fashionable gloom and the Panglossian optimism of the more enthusiastic Chinese brokers, the Fund had a good month — in net asset value terms, at least. (The share price failed to match the rally in our asset value so the discount is nearing historic lows.) The gains came mainly from the Fund’s positions in stocks oriented towards Taiwanese domestic consumption; a couple of oversold small-caps in Hong Kong also rebounded.
In Beijing, the National People’s Congress will next week confirm the assignment of ministerial roles and, we hope, end the policy vacuum that has persisted since the announcement of the new politburo last October. There will also be some tough talking on inflation, especially as February’s Consumer Price Index number will be poor (January’s was 7.1%). So we probably don’t need to position for a ‘credit-loosening’ relief rally until early April.
The optimists seized on January’s strong export figures (+26.7% year on year) to show that all would be well — an act of gross denial given what is happening in the US, a market that represents half of China’s total trade surplus, not to mention that these figures were flattered by the Chinese New Year effect. Similarly, bank loan growth in January was taken as a sign of credit loosening, when all it showed was the predictable side-effect of imposing loan quotas (if loans are to be rationed, I’ll have mine now, thank you). The A-share market underperformed the Hong Kong market, partly perhaps because China’s local investors interpreted the above figures more accurately, but also because the supply of equity boomed; in addition to large initial public offerings (IPOs), such as China Railway Construction, several large placements were announced (notably by Ping An Insurance and Pudong Development Bank) and the lock-up period for the non-tradable shares of a number of large companies ended. We expect a government response shortly, in the form of a curtailment of IPOs and placements and the granting of more ‘qualified foreign investor’ quota.
The renminbi appreciated by 1.08% against the weakening US dollar in February, in response to inflation and the government’s apparent unwillingness to raise interest rates. The government has got itself into the difficult position of creating a one-way bet for the currency — perhaps another one-off adjustment is the answer? As the year wears on and the impact of the global slowdown is felt, complaints from exporters, already suffering from increased material and labour costs, will rise, closing off this avenue as well.

INVESTMENT STRATEGY
The Fund is 97.5% invested with holdings in 76 companies. The Fund’s weighting to Taiwan is now 35.6% and to A-shares 11.4%.
Portfolio turnover was light in February. Our main purchase was Qingdao Bright Moon Seaweed, the world’s largest processor of seaweed, the by-products of which are used in a surprisingly wide range of food and pharmaceutical applications. We have bought a 25% stake of this management-owned company for US$6.25 million — a pre-money valuation based on seven times 2008 earnings. The company plans to list on the A-share market within three years.
Our other purchase was Huiyuan Juice, the leader in China’s fast-growing high-quality fruit-juice market. The stock had been sold down on fears of a margin squeeze from the inflation in packaging and raw-material costs. But our investigations showed that margins have stabilised, as increased costs are offset by more local sourcing of fruit and packaging, as well as a price rise.
Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

29 FEBRUARY 2008
FUND DETAILS

Market cap	US$597.26m
Shares outstanding	18,153,741
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc

Source: State Street Corporation.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Consumer discretionary	19.0%	5.3%
Industrials	16.7%	10.4%
Financials	14.8%	31.4%
Consumer staples	11.3%	1.4%
Energy	10.5%	9.4%
Healthcare	8.8%	—
Materials	6.5%	7.8%
Information technology	6.4%	19.5%
Utilities	2.3%	3.6%
Telecommunications	1.2%	11.3%
Other assets & liabilities	2.5%	—
Total	100.0%	100.0%

Source: State Street Corporation. Source for index data: MSCI
ASSET ALLOCATION

Source: State Street Corporation

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	8.4	2.1
Year to date	(7.9)	(13.5)
Three years %pa	37.1	18.4

Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (3.5%)

Qingdao Bright Moon	Industrials	0.9%
China Silicon	Information technology	0.9%
Highlight Tech	Industrials	0.8%
Wuxi Paiho	Industrials	0.5%
Sino-Twinwood	Information technology	0.4%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (37.0%)

Far Eastern Department Stores	Consumer discretionary	4.4%
Yunata Financial	Financials	3.2%
Chaoda Modern Agriculture	Consumer staples	3.1%
Uni-President Enterprises	Consumer staples	2.8%
Daqin Railway	Industrials	2.6%
China Shenhua Energy	Energy	2.4%
Xinao Gas	Utilities	2.3%
Synnex Technology	Consumer discretionary	2.2%
China Petroleum & Chemical	Energy	2.2%
China Metal Products	Materials	2.1%
China Development Financial	Financials	2.0%
Cathay Financial	Financials	2.0%
Zijin Mining	Materials	1.9%
China Oilfield Services	Energy	1.9%
Fubon Financial Holdings	Financials	1.9%

Source: State Street Corporation
FUND PERFORMANCE (BASED ON NET ASSET VALUE)
(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	8.4	0.4	(7.9)	54.7	37.1	36.3	13.8
MSCI Golden Dragon	8.4	(10.9)	(8.8)	29.5	23.9	27.0	n/a
Hang Seng Chinese Enterprise	11.8	(18.9)	(13.4)	50.7	39.4	44.8	n/a
Shanghai Stock Exchange 180	1.7	(0.6)	(12.1)	92.2	69.9	33.7	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2008 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 29 February 2008.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 29 February 2008.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84

Past performance is not a guide to future returns.
Source: State Street Corporation.

29 FEBRUARY 2008

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						20.0%
Chaoda Modern Agriculture	682 HK	HK	$8.9	20,633,998	23,415,481	3.1%
Xinao Gas	2688 HK	HK	$14.5	9,286,000	17,256,630	2.3%
Golden Meditech	8180 HK	HK	$2.8	35,040,000	12,834,175	1.7%
Shangri-La Asia	0069 HK	HK	$24.1	4,141,555	12,508,070	1.7%
Huabao International	336 HK	HK	$6.7	12,790,000	11,012,967	1.5%
Natural Beauty Bio-Technology	157 HK	HK	$2.1	32,780,000	8,931,077	1.2%
Ports Design	589 HK	HK	$23.4	2,678,500	8,055,018	1.1%
Intime Department Store Group	1833 HK	HK	$7.0	8,778,000	7,885,546	1.0%
Tianjin Development	0882 HK	HK	$7.2	8,440,000	7,777,153	1.0%
TPV Technology	903 HK	HK	$4.7	12,728,000	7,737,137	1.0%
China Shineway Pharmaceutical	2877 HK	HK	$5.1	11,184,000	7,201,018	1.0%
China Travel International	0308 HK	HK	$4.3	10,982,000	6,068,885	0.8%
SPG Land	1688 HK	HK	$4.6	9,868,000	5,782,997	0.8%
Yorkey Optical International	2788 HK	HK	$1.7	16,374,000	3,514,230	0.5%
China Rare Earth	769 HK	HK	$1.8	15,254,000	3,450,289	0.5%
Chinasoft International	8216 HK	HK	$1.3	19,230,000	3,262,212	0.4%
Fountain Set	420 HK	HK	$1.6	10,706,000	2,173,919	0.3%
Ocean Grand Chemicals	2882 HK	HK	$0.3	17,379,000	692,381	0.1%
Arcontech	8097 HK		—	18,386,000	—	—

China ‘B’ shares						1.5%
Shanghai Lujiazui Finance	900932 SHA	US	$2.2	5,130,689	11,282,385	1.5%

Singapore						4.5%
China Hongxing Sports	CHHS SP	SG	$0.7	19,093,000	9,042,647	1.2%
China Fishery Group	CFG SP	SG	$1.7	6,068,000	7,489,477	1.0%
Yangzijiang Shipbuilding	YZJ SP	SG	$1.1	9,546,000	7,398,141	1.0%
Hsu Fu Chi International	HFCI SP	SG	$1.0	8,409,000	5,853,202	0.8%
CDW	CDW SP	SG	$0.1	60,000,000	3,659,718	0.5%

Hong Kong ‘H’ shares						15.2%
China Shenhua Energy	1088 HK	HK	$40.8	3,435,000	18,011,335	2.4%
China Petroleum & Chemical	386 HK	HK	$8.9	14,120,000	16,005,243	2.2%
Zijin Mining	2899 HK	HK	$10.7	10,408,000	14,339,073	1.9%
China Oilfield Services	2883 HK	HK	$15.6	7,132,000	14,261,984	1.9%
Wumart Stores	995 HK	HK	$6.2	15,126,000	12,052,435	1.6%
ZTE Corp	763 HK	HK	$43.2	1,597,400	8,827,569	1.2%
China Railway Group	390 HK	HK	$9.3	7,302,000	8,755,531	1.2%
Shandong Weigao Group	8199 HK	HK	$12.1	5,628,000	8,751,822	1.2%
Zhejiang Expressway	576 HK	HK	$7.8	8,664,000	8,707,314	1.1%
China Huiyuan Juice	1886 HK	HK	$6.4	4,877,500	3,980,430	0.5%

Taiwan						35.6%
Far Eastern Department Stores	2903 TT	NT	$58.0	17,630,080	33,076,003	4.4%
Yuanta Financial	2885 TT	HK	$28.1	26,413,545	24,008,430	3.2%
Uni-President Enterprises	1216 TT	NT	$45.7	14,137,220	20,898,300	2.8%
Synnex Technology	2347 TT	NT	$78.2	6,536,050	16,533,046	2.2%
China Metal Products	1532 TT	NT	$56.9	8,392,675	15,446,974	2.1%
China Development Financial	2883 TT	NT	$12.9	36,871,940	15,385,671	2.0%
Cathay Financial	2882 TT	NT	$80.0	5,708,370	14,771,781	2.0%
Fubon Financial	2881 TT	NT	$34.7	12,603,000	14,125,633	1.9%
Powertech Technology	6239 TT	NT	$106.5	3,581,100	12,336,637	1.6%
Lien Hwa Industrial	1229 TT	NT	$23.5	15,161,855	11,525,266	1.5%
Tripod Technology	3044 TT	NT	$108.0	3,163,083	11,050,072	1.5%
Ruentex Development	9945 TT	NT	$34.1	9,477,000	10,438,035	1.4%
Merry Electronics	2439 TT	NT	$78.9	3,584,340	9,147,806	1.2%
Taiwan Secom	9917 TT	NT	$53.7	4,378,000	8,230,005	1.1%
HannStar Display	6116 TT	NT	$13.7	17,900,000	7,903,445	1.1%
Wah Lee Industrial	3010 TT	NT	$59.2	3,998,856	7,657,521	1.0%
Formosa Petrochemical	6505 TT	NT	$87.0	2,658,000	7,480,058	1.0%
China Synthetic Rubber	2104 TT	NT	$41.2	5,294,000	7,055,242	1.0%
FamilyMart	5903 TT	NT	$55.0	3,557,652	6,329,318	0.9%
Efun Technology	3523 TT	NT	$120.0	1,303,100	5,058,127	0.7%
Yieh United Steel	9957 TT	NT	$12.9	11,379,600	4,748,402	0.6%
Wintek Corp	2384 TT	NT	$31.3	3,148,000	3,187,204	0.4%

United Kingdom						1.2%
China Medical System Holdings	CMSH LN		£1.2	3,623,188	8,958,811	1.2%

United States						4.6%
Mindray Medical International	MR US	US	$36.7	367,000	13,468,900	1.8%
Far East Energy	FEEC US	US	$0.7	11,111,111	8,111,111	1.1%
The9	CMED US	HK	$21.5	356,200	7,665,424	1.0%
WuXi PharmaTech Cayman	WX US	HK	$24.0	230,689	5,536,536	0.7%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Equity linked securities (‘A’ shares)						11.4%
Daqin Railway		US	$2.8	6,907,000	19,160,018	2.6%
Shanghai Zhenhua Port Machinery		US	$2.9	4,462,752	12,857,188	1.7%
Qinghai Salt Lake Potash		US	$12.6	887,909	11,153,025	1.5%
China Yangtze Power		US	$2.4	4,169,077	10,214,239	1.4%
Shanghai Tunnel Engineering		US	$2.2	4,439,247	9,966,110	1.3%
Shanghai International Airport		US	$4.5	1,816,700	8,140,633	1.1%
Finance Street		US	$3.2	2,382,259	7,704,225	1.0%
Shanghai International Port		US	$1.1	5,499,923	6,258,912	0.8%

Direct						3.5%
Qingdao Bright Moon		US	$0.2	31,827,172	7,001,978	0.9%
China Silicon		US	$238.0	27,418	6,525,484	0.9%
Highlight Tech		US	$1.8	3,366,893	5,999,999	0.8%
Wuxi Paiho		US	$4.2	876,190	3,679,998	0.5%
Sino-Twinwood		US	$6.1	500,000	3,050,000	0.4%
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					18,258,701	2.5%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.